PART II

                             OTHER INFORMATION

Items 1 through 6
The information required by these items has been omitted as it is not applicable.

Reports Filed on Form 8-K
No reports on Form 8-K were filed during the three months ended
March 31, 1996.


                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         THE SOMERSET GROUP, INC.
                               (Registrant)




                             By_Marni McKinney
                         Marni McKinney, President &
                          Chief Executive Officer



                           By_Joseph M. Richter
                            Joseph M. Richter,
                        Executive Vice President &
                          Chief Financial Officer



DATE:   May 1, 1996











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